Exhibit 99.1

COMPUTER HORIZONS REPORTS SECOND QUARTER 2006 RESULTS

MOUNTAIN LAKES, N.J., Aug. 9 /PRNewswire-FirstCall/ -- Computer Horizons Corp. (Nasdaq: CHRZ), a strategic solutions and professional services company, today announced its financial results for the second quarter and six months ended June 30, 2006.

Financial Highlights and Update on Strategic Alternatives Review
During the second quarter of 2006, CHC recorded consolidated revenues of $63.3 million, an 8.3 percent decline over the comparable period in 2005. CHC's Commercial unit continued a deliberate de-emphasis on certain under- performing business and a migration of some project-based work to our lower rate and lower cost off-site development centers, which contributed to the fall-off in revenues; nonetheless, gross and operating margins continue to be positive and to improve. The Company's Federal unit underperformed in revenues during the quarter due in part to re-direction of funding to more Defense and Homeland Security oriented projects, and to the time required to ramp up new business development resources. During the quarter, CHC appointed new top management at the Federal Unit. Through it all, the unit has maintained healthy margins. Chimes continues to grow, albeit somewhat less than expected due mostly to delays in implementation of new customers, and margins remain healthy.

During the second quarter, CHC reassessed the carrying value of goodwill associated with its Federal unit as of June 30, 2006. This review disclosed an impairment which required a non-cash write down of $15.0 million. Excluding the goodwill write-down, the Company reported consolidated net income for the quarter of $1.0 million, which compared favorably with performance in 2005, when the company yielded net income before taxes of $66,000. Including equity-based compensation expense of $95,000 and the goodwill write-down, the Company reported a net loss for the period of $14.1 million, or $(0.44) per diluted share. Gross margin stands at 34.4 percent, an improvement over the first quarter of 2006.

For the first six months of 2006, CHC recorded consolidated revenues of $126.9 million, a 6.4 percent decline over the comparable period in 2005. The Company reported a consolidated net loss of $13.3 million, or $(0.41) per diluted share, for the period. Net income for the first six months of 2006 included a charge associated with the write-down of goodwill in our Federal Government unit of $15.0 million. Excluding this charge, the Company reported consolidated net income for the six-month period of $1.8 million, which compared favorably with performance in the comparable period of 2005 when the Company reported net income of $574,000, which included a special credit (benefit) of $675,000, pertaining to bad debt recovery. The net loss for the six-month period also included equity-based compensation expenses of $378,000.

Commenting on second quarter 2006 performance, Dennis J. Conroy, president and chief executive officer of CHC, noted, “While some of the revenue decline was a result of our de-emphasis of low margin business in the Commercial segment, we were disappointed by overall top line results for the quarter and full six months.  However, we are encouraged by the operating performance and margins in our Commercial business, the continued growth of Chimes, and new leadership at Federal.  Moreover, we continue our work with Jefferies Broadview to finalize the review of all strategic alternatives to maximize shareholder value.”

Commenting on CHC’s financial position, Barbara Moss, CHC’s chief financial officer, said, “Our financial position remained healthy during the second quarter with cash of $36.2 million (including $17.2 million of Chimes pass through cash), no debt and $58 million in working capital.”

Looking Forward
Commenting on full year 2006 outlook, Mr. Conroy noted, "With six months of operating performance behind us, CHC now expects full year consolidated revenues in the range of $260 to $265 million, and full year diluted earnings in the range of $0.10 to $0.15 per share. With the non-cash goodwill impairment we expect to record a loss of $0.25 to $0.30 per share for the full year."

OPERATIONAL REVIEW BY BUSINESS SEGMENT
Condensed financial information is presented below for each of the Company’s business segments.  Total income/(loss) before income taxes excludes interest income/expense, amortization, and special charges/credit. [See Reconciliation of Segments Income / (Loss) Before Income Taxes to Consolidated Income / (Loss) Before Income Taxes.]
(in thousands)

	THREE MONTHS ENDED		SIX MONTHS ENDED

	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Revenues:
Commercial	$45,643	$50,650	$91,482	$99,321
Federal	9,626	11,404	19,952	22,943
Chimes	8,056	7,012	15,497	13,375

Total Revenues	63,325	69,066	126,931	135,639
Gross Profit:
Commercial	9,624	9,208	19,256	18,726
Federal	4,330	5,279	8,969	10,694
Chimes	7,834	6,816	15,098	12,868

Total Gross Profit	21,788	21,303	43,323	42,288
%	34.4%	30.8%	34.1%	31.2%
Operating Income:
Commercial	3,984	2,306	7,721	4,912
Federal	712	1,133	1,763	2,456
Chimes	1,429	1,607	2,691	2,796

Total Operating Income	6,125	5,046	12,175	10,164
%	9.7%	7.3%	9.6%	7.5%
Corporate Allocation:
Commercial	3,882	3,930	8,019	8,003
Federal	383	409	815	852
Chimes	774	612	1,528	1,206

Total Corporate Allocation	5,039	4,951	10,362	10,061
%	8.0%	7.2%	8.2%	7.4%
Total Income / (Loss) before Income Taxes:
Commercial	102	(1,624)	(298)	(3,091)
Federal	329	724	948	1,604
Chimes	655	995	1,163	1,590

Total Income / (Loss) before Income Taxes	$1,086	$95	$1,813	$103

%	1.7%	0.1%	1.4%	0.1%

Reconciliation of Segments Income/ (Loss) Before Income Taxes to Consolidated Income/
(Loss) Before Income
Taxes/ (Benefit)
(in thousands)

	THREE MONTHS ENDED		SIX MONTHS ENDED

	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Total Segment Income / (Loss) Before Income Taxes:	$1,086	$95	$1,813	$103

Adjustments:
Special (charges) / credits*	(280)	115	(280)	790
Goodwill impairment	(15,000)	—	(15,000)
Amortization of intangibles	(233)	(264)	(466)	(614)
Net interest income	445	120	780	295

Total adjustments	(15,068)	(29)	(14,966)	471

Consolidated Income / (Loss) Before Income Taxes	$(13,982)	$66	$(13,153)	$574

* For the three and six months ended June 30, 2006, $67,000 of the $280,000 of special charges relates to salary and travel expenses that are included in SG&A on the consolidated statement of operations.

Highlights from the Commercial Sector

•

Revenues for the second quarter were $45.6 million, a 9.9 percent decrease from the second quarter of 2005, and flat sequentially as the division continued to de-emphasize low gross margin business while emphasizing more profitable services, clients and geographies. The decrease in revenue is also partially attributed to the continued transition of a greater percentage of its solutions business to its nearshore center, where billing rates are lower.

•	Gross margin increased 290 basis points over the second quarter of 2005 and remained consistent sequentially.

•	SG&A expenses decreased 18.3 percent from the second quarter of 2005.

•	Net operating income increased 72.5 percent from the second quarter of 2005 and 6.5 percent sequentially as a result of executing on its strategic initiatives.

•	The division was added to four new preferred vendor lists and renewed at several others throughout the quarter.

•	The division announced its intent to add hundreds of new jobs in Montreal through its agreement with Invest Quebec which affords the division certain financial incentives through 2016.

•

The division also completed its implementation of an enterprise wide applicant tracking system which promises to improve fill rates and gross margins through real time access to a greater candidate population.

Highlights from the Federal Government Sector

•	Revenues for the second quarter were $9.6 million, a 15.6 percent decline from the comparable period in 2005.

•	RGII’s gross and operating margins remain healthy. The Federal unit contributed $712,000 of operating income in the second quarter, excluding the goodwill write-down.

•

RGII was awarded additional business from the FAA as well as two Blanket Purchase Agreements with the Department of Homeland Security for program management services and the US Air Force Surgeon General’s Office for Information Assurance Services.  Each of the BPAs provide opportunity to participate in limited competition task order RFQs issued by the covered organizations.

•	Funded backlog as of June 30, 2006 for RGII was approximately $13.8 million and contracted (unfunded) backlog approximated $108.0 million.

Chimes, Inc. Highlights

•	Chimes reported $8.0 million in revenue for the second quarter of 2006, a 14.9 percent increase from the comparable period in 2005, and an 8.3 percent increase over the first quarter of 2006.

•	Chimes contributed operating income of more than $1.4 million in the second quarter of 2006.

•	Four new customer implementations took place during the second quarter.

•	During the second quarter, Chimes expanded business at four existing customers through its payroll service offering; launched early this year.

•	Two new awards were obtained for workforce services business during the second quarter with companies in the telecommunications and healthcare sectors.

Computer Horizons Corp. will conduct a conference call webcast at 10:00 AM (ET) today to discuss second quarter results.  The call will be broadcast live via the Internet and can be accessed at http://www.computerhorizons.com (click on investor section).  A replay of the call will be available beginning at approximately 1:00 PM (ET) today, through 12:00 AM (ET) on August 16, 2006.  The replay may also be accessed via the Internet at http://www.computerhorizons.com (click on investor section), or by calling 877-519-4471 (973-341-3080 from outside the United States).  The confirmation code is 7627805.

About Computer Horizons Corp.
Computer Horizons Corp. (Nasdaq: CHRZ) provides professional information technology (IT) services to a broad array of vertical markets, including financial services, healthcare, pharmaceutical, telecom, consumer packaged goods, as well as the Federal government, through its wholly-owned subsidiary, RGII Technologies, Inc.  CHC’s wholly-owned subsidiary, Chimes, uses its proprietary technology to enable its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise’s business functions.  For more information on Computer Horizons, visit http://www.computerhorizons.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,”  “expect,”  “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, but not limited to, risks associated with unforeseen technical difficulties, the ability to meet customer requirements, market acceptance of service offerings, changes in technology and standards, the ability to complete cost reduction initiatives, dependencies on certain technologies, delays, market acceptance and competition, as well as other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications.  All forward-looking statements included in this press release are based on information available to the Company on the date hereof.  The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

Corporate Contacts:	David Reingold/Lauren Felice
Investor Relations, Marketing
Computer Horizons Corp.
(973) 299-4105/4061
dreingold@computerhorizons.com
TTTlfelice@computerhorizons.com

COMPUTER HORIZONS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(Unaudited – In thousands except per share data)

	THREE MONTHS ENDED		SIX MONTHS ENDED

	Jun. 30 2006	Jun. 30 2005	Jun. 30 2006	Jun. 30 2005

Revenues
Commercial	$45,643	$50,650	$91,482	$99,321
Federal	9,626	11,404	19,952	22,943
Chimes	8,056	7,012	15,497	13,375

Total	63,325	69,066	126,931	135,639
Direct Costs	41,537	47,763	83,608	93,351

Gross Profit	21,788	21,303	43,323	42,288
Selling, General & Admin.	20,763	21,208	41,577	42,185
Special Charges / (Credits)	219	(115)	213	(790)
Goodwill impairment	15,000	—	15,000	—
Amortization of Intangibles	233	264	466	614

Income / (Loss) from Operations	(14,427)	(54)	(13,933)	279
Net Interest Income	445	120	780	295
Income / (Loss) Before Income Taxes	(13,982)	66	(13,153)	574
Income (Taxes) / Benefit	(69)	(22)	(140)	(200)

Net Income / (Loss)	$(14,051)	$44	$(13,293)	$374

Earnings / (Loss) per share - Basic	$(0.44)	$0.00	$(0.41)	$0.01

Weighted Average Number of Shares Outstanding - Basic	32,247,000	31,272,000	32,280,000	31,232,000

Earnings (Loss) per share - Diluted	$(0.44)	$0.00	$(0.41)	$0.01

Weighted Average Number of Shares Outstanding - Diluted	32,247,000	31,451,000	32,280,000	31,488,000

COMPUTER HORIZONS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Unaudited – In thousands)

	June 30, 2006	December 31, 2005

ASSETS
Current Assets:
Cash and cash equivalents*	$36,224	$46,365
Accounts receivable, less allowance for doubtful accounts	50,784	48,124
Refundable income taxes	6,704	6,430
Other receivables	2,591	—
Prepaid expenses and other	3,422	4,108

Total Current Assets	99,725	105,027
Property and equipment, net	4,368	5,065
Other assets - net:
Goodwill	10,034	27,625
Intangibles	1,472	1,938
Deferred income taxes	1,484	—
Other assets	3,260	3,687

Total Assets	$120,343	$143,342

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable*	$22,637	$36,252
Accrued payroll, payroll taxes and benefits	11,070	10,548
Income taxes payable	1,150	1,150
Restructuring reserve	643	1,668
Deferred compensation	577	—
Deferred income taxes	1,511	—
Other accrued expenses	4,136	4,005

Total Current Liabilities	41,724	53,623
Deferred compensation	1,653	2,468
Change of Control Payable	2,316	2,938
Other liabilities	222	286

Total Liabilities	45,915	59,315
Shareholders’ Equity:
Common stock	3,315	3,315
Additional paid in capital	146,638	148,083
Accumulated comprehensive loss	(136)	(643)
Retained earnings / (deficit)	(73,785)	(60,492)

	76,032	90,263
Less treasury shares	(1,604)	(6,236)

Total Shareholders’ Equity	74,428	84,027
Total Liabilities and Shareholders’ Equity	$120,343	$143,342

* Cash and cash equivalents at June 30, 2006 and December 31, 2005 include approximately $17.2 million and $29.4 million, respectively, of cash to be disbursed to Chimes vendors (i.e., accounts payable) in accordance with the client payment terms.

COMPUTER HORIZONS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited – In thousands)

	June 30, 2006	June 30, 2005

Cash flows from operating activities
Net income / (loss)	$(13,293)	$374

Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Deferred taxes	27	76
Depreciation	1,372	2,046
Amortization of intangibles	466	614
Provision for bad debts	289	388
Gain on sale of assets	—	(327)
FAS 123 R option expense	378	—
Goodwill impairment	15,000	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(2,949)	(175)
Prepaid expenses and other current assets	796	1,959
Other assets	426	(40)
Refundable income taxes	(274)	(790)
Accrued payroll, payroll taxes and benefits	522	254
Accounts payable	(13,615)	7,593
Income taxes payable	—	107
RGII contingency payments	—	(1,851)
Other accrued expenses, change of control and restructuring reserve	(1,536)	(4,502)
Deferred compensation	(238)	(2)
Supplemental executive retirement plan	—	(115)
Other liabilities	(174)	(131)

Net cash provided by / (used in) operating activities	(12,803)	5,478

Cash flows from investing activities
Deferred merger costs	—	(2,426)
Proceeds from sale of assets	—	563
Purchases of furniture and equipment	(674)	(1,523)

Net cash provided by / (used in) investing activities	(674)	(3,386)

Cash flows from financing activities
Stock options exercised	2,582	175
Stock issued on employee stock purchase plan	247	357

Net cash provided by / (used in) financing activities	2,829	532

Foreign currency gains/ (losses)	507	(419)

Net increase/ (decrease) in cash and cash equivalents	(10,141)	2,205
Cash and cash equivalents at beginning of year	46,365	33,649

Cash and cash equivalents at end of period	$36,224	$35,854

# # #

SOURCE  Computer Horizons Corp.
           -0-                                                                      08/09/2006
           /CONTACT:   David Reingold, Investor Relations, +1-973-299-4105, dreingold@computerhorizons.com, or Lauren Felice, Marketing, +1-973-299-4061, TTTlfelice@computerhorizons.com, both of Computer Horizons Corp. /
           /Web site:  http://www.computerhorizons.com /
           (CHRZ)